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                         COMMUNITY FINANCIAL GROUP, INC.
                             APPROVED FOR LISTING ON
                          NASDAQ NATIONAL MARKET SYSTEM


FOR IMMEDIATE RELEASE
Contact:  Anne Bannister
           (615) 271-2049


         NASHVILLE, Tenn., June 1, 1998--Community Financial Group, Inc. (NASDAQ: CFGI), parent company of The Bank of Nashville, announced today that its common stock has been approved for listing on the National Market System of the NASDAQ Stock Market. The National Market System listing is effective June 1, 1998. The company's stock will continue to trade under the symbol CFGI.

         The company's warrants (NASDAQ: CFGIW) will continue to be listed on the NASDAQ Stock Market's Small Cap System.

         "The National Market System listing will provide more visibility for the company's common stock," said Mack S. Linebaugh, Jr., Chairman, President and Chief Executive Officer of Community Financial Group, Inc. "We are pleased to become a part of this important trading market."